AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT, effective as of January 1, 1998, between FIRST TEAM SPORTS, INC., a Minnesota corporation (the "Company"), and JOHN J. EGART, a resident of Minnesota ("Executive").

                                   WITHNESSETH

         WHEREAS, the Company and Executive have entered into an Employment Agreement dated as of January 23, 19996 (the "Employment Agreement"); and

         WHEREAS, Sections 6, 7 and 9 of the Employment Agreement provide that Executive shall receive certain cash payments calculated on the basis of Executive's "Base Salary" in the event Executive's employment is terminated by the Company under various circumstances or in the event the term of the Employment Agreement is now renewed; and

         WHEREAS, in light of the disappointing recent financial performance of the Company and the in-line skate industry generally, Executive has voluntarily agreed to accept a reduction in the amount of Base Salary payable to Executive under the Employment Agreement; provided that such reduction does not reduce the amounts to which Executive would otherwise be entitled pursuant to Sections 6, 7 or 9 of the Employment Agreement in the event of a termination or nonrenewal of employment;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained the parties hereto agree as follows:

         1. Amendment of Section 6 of Employment Agreement. Section 6(a)(i) of the Employment Agreement is hereby amended to read in its entirety as follows:

                  "(i) The Company shall make a cash payment to Executive equal to the greater of (A) the sum of the highest monthly Base Salary in effect any time during the three-year period immediately preceding such termination times the number of months remaining in the Term (without regard to renewals) under this Agreement, plus an amount equal to the incentive bonus earned by Executive in the prior fiscal year multiplied by the number of months remaining in the Term (without regard to renewals) divided by twelve (12), or (B) the sum of the highest annual Base Salary in effect any time during the three-year period immediately preceding such termination, plus the amount of incentive bonus earned by Executive during the prior fiscal year. Such payment shall be made in cash within fifteen (15) days from and after termination of Executive's employment."

         2. Amendment of Section 7 of Employment Agreement. Section 7(a)(i) of the Employment Agreement is hereby amended to read in its entirety as follows:

                  "(i) Subject to paragraph (c) hereof, the Company shall make a cash payment to Executive equal to the greater of (A) the sum of the highest monthly Base Salary in effect any time during the three-year period immediately preceding such termination times the number of months remaining in the Term (without regard to renewals) under this Agreement, plus an amount equal to the incentive bonus earned by Executive in the prior fiscal year multiplied by the number of months remaining in the Term (without regard to renewals) divided by twelve (12), or (B) 2 times the sum of the highest annual Base Salary in effect any time during the three-year period immediately preceding such termination, and the amount of incentive bonuses which, absent termination of Executive's employment, could have been earned by Executive during the fiscal year of the Company in which Executive's employment under this Agreement ceases. For purposes of Clause (B), the computation of the amount of incentive bonuses shall be based upon the bonus programs in effect at the time of termination of Executive's employment and such computation shall assume that target performance levels are satisfied for all purposes during such fiscal year. Such payment shall be made in cash within fifteen (15) days from and after termination of Executive's employment."

         3. Amendment of Section 9(b) of Employment Agreement. Section 9(b)(i) of the Employment Agreement is hereby amended to read in its entirety as follows:

                  "(i) Unless the notice of nonrenewal is given during a Transition Period, the Company shall make a cash payment equal to the amount of the highest annual Base Salary in effect any time during the three-year period immediately preceding termination of employment. Such payment shall be made in cash within fifteen (15) days from and after the end of Executive's employment term. If the notice of renewal is given during a Transition Period, then, subject to Section 7(c), the Company shall make a cash payment to Executive equal to two (2) times the sum of (A) the amount of the highest annual Base Salary in effect any time during the three-year period immediately preceding termination of Executive's employment and (B) the amount of incentive bonuses which, absent termination of Executive's employment, could have been earned by Executive during the fiscal year of the Company in which Executive's employment under this Agreement ceases. For purposes of Clause
                  (B), the computation of the amount of incentive bonuses shall be based upon the bonus programs in effect at the time of termination of Executive's employment and such computation shall assume that target performance levels are satisfied for all purposes during such fiscal year. Such payment shall be made in cash within fifteen (15) days from and after termination of Executive's employment."

         4. Other Provisions Unaffected. Except as provided herein, all other provisions to the Employee Agreement shall remain in force and unaffected by this Amendment.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer, and Executive has executed this Agreement, as of the day and year first written above.

                                    FIRST TEAM SPORTS, INC.


                                    By    /s/ Kent A. Brunner
                                     Kent A. Brunner , Vice President of Finance



                                    /s/ John J. Egart
                                    John J. Egart